EXHIBIT 99.1

Vincent P. Pipia

87 Wildwood Drive

Dix Hills, NY 11746

November 24, 2008

Robert Oberosler,

Chairman & CEO

Theater Xtreme

250 Corporate Boulevard

Suite E

Newark, DE 19702

Dear Robert,

Due to personal reasons, I am resigning from the Board of Directors effective immediately. I thank you for the opportunity, as you have shown exemplary leadership.

Sincerely,

Vincent P. Pipia, CPA